EXHIBIT 10.33

                               MARKETING AGREEMENT

         This Marketing Agreement is made as of this 8th day of November, 1999, between Preferred Voice, Inc., a Delaware corporation ("PVI") and Midwest Wireless Communications, L.L.C., a Delaware limited liability company, on behalf of itself and its wholly owned subsidiaries and affiliates ("WIRELESS PROVIDER"). PVI and WIRELESS PROVIDER are collectively referred to in this Agreement as the "Parties."

                             BACKGROUND INFORMATION

         PVI has developed a system (the "System") that when interconnected with a telephone switching system is capable of performing the services described in Exhibit A attached hereto and incorporated herein by reference (the "Services"). Each System consists of the hardware described in Exhibit B, certain third party software and certain proprietary application software developed by PVI. WIRELESS PROVIDER is a licensed wireless carrier that is currently providing telecommunications service in the calling areas described in Exhibit C. WIRELESS PROVIDER wishes to offer the Services to end users ("End Users") under its own brand in conjunction with its telecommunications services.

         In consideration of the mutual promises made in this Agreement, PVI and WIRELESS PROVIDER agree that the terms and conditions set forth as follows will apply to the license of Application Software.

                             ARTICLE 1. INSTALLATION

         1.01 INSTALLATION. PVI shall install its Systems at WIRELESS PROVIDER's switch locations set forth in Exhibit C to interconnect with switches described in Exhibit C. The System will remain the property of PVI. WIRELESS PROVIDER shall prepare the site in accordance with PVI's specifications. Installation of Systems will be completed within 90 days of that date set forth in the introductory paragraph of this Agreement. At WIRELESS PROVIDER'S option, additional Systems may be added as the WIRELESS PROVIDER expands into additional calling areas.

                  PVI agrees that it will use best efforts to comply with all WIRELESS PROVIDER's security, confidentiality and regulatory requirements in relation to the System installed at any site. In addition, PVI agrees to use all reasonable efforts to install Systems so that they shall comply in all material respects with all federal, state, and local laws and regulations in force on the date hereof, which directly impose obligations upon PVI or the applicable manufacturer.

                  1.02 PVI TESTING. PVI shall test the Systems to ensure that they work properly. The testing period shall (i) commence promptly upon the completion of installation of the System at the sites, but in no event later than five (5) days following such completion of installation (the "Commencement Date"), and (ii) conclude upon acceptance by as described in Section 1.03 below. Should material deficiencies arise in the performance of the System during testing, PVI

**[Confidential Treatment] indicates portions of this document that have been deleted from this document and have been separately filed with the Securities and Exchange Commission.

MARKETING AGREEMENT - Page 1
shall inform WIRELESS PROVIDER promptly thereof by submitting notice, including a written, reasonably detailed description of each deficiency, to WIRELESS PROVIDER. PVI shall then use reasonable efforts to cure the noncompliance. WIRELESS PROVIDER shall use its best efforts to assist PVI in curing such noncompliance. Upon completion of such cure, PVI shall give notice to WIRELESS PROVIDER thereof. The total period of time that may be spent on the testing period shall not exceed ninety (90) days from the Commencement Date. If PVI, using commercially reasonable efforts, is unable to cure any material deficiency of the System within 90 days of the Commencement Date, then following notice thereof either party may give the other party thirty (30) days' written notice of its election to terminate this Agreement and the reasons therefor.

         1.03 WIRELESS PROVIDER ACCEPTANCE. PVI shall inform WIRELESS PROVIDER in writing of the completion of PVI's testing under Section 1.02. WIRELESS PROVIDER will thereupon commence testing of the System, and shall have 60 days in which to test the functionality of the System with employees. Upon completion of the 60 day test period, WIRELESS PROVIDER shall either provide PVI with written notice of any problems revealed in its tests or deliver PVI an acceptance certificate, substantially in the form attached hereto as Exhibit D (the "Acceptance Certificate"). The System shall be deemed to have been accepted by WIRELESS PROVIDER upon execution and delivery by WIRELESS PROVIDER to PVI of an Acceptance Certificate, executed by an authorized representative of WIRELESS PROVIDER or failure of WIRELESS PROVIDER to provide written notice to PVI of any problems WIRELESS PROVIDER discovers within the 60-day period it is conducting tests.

                         ARTICLE 2. SALES AND MARKETING

         2.01 SALES. WIRELESS PROVIDER shall use all commercially reasonable efforts to promote sale of the Services so as to maximize revenues, including conducting commercially reasonable advertising campaigns and maintaining an inventory of collateral support materials for promotion, advertising, point-of-sale, record keeping, subscriptions, and other items related to sales of the Services. WIRELESS PROVIDER shall bill and collect for Services used by End Users.

         2.02 PRICING. WIRELESS PROVIDER will establish pricing for the Services in its absolute discretion.

         2.03 ADVERTISING AND PROMOTIONAL LITERATURE. If so requested by WIRELESS PROVIDER, PVI will assist WIRELESS PROVIDER in the development and production of original copy of advertising and collateral support materials (i.e. layout, verbiage, plates, negatives, dies, and/or other setup materials) that may be utilized by WIRELESS PROVIDER for marketing the Services.

                               ARTICLE 3. PAYMENT

         WIRELESS PROVIDER shall pay PVI a share of WIRELESS PROVIDER's revenue from the Services determined from the schedule set forth in Exhibit E. This amount shall be paid monthly by the last day of each month for Services billed in the prior month.


MARKETING AGREEMENT - Page 2




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                         ARTICLE 4. TRAINING AND SUPPORT

         4.01 TECHNICAL SUPPORT. During the term of this Agreement, PVI shall provide a technical support help desk that WIRELESS PROVIDER may call to report System troubles twenty-four (24) hours per day, seven (7) days per week basis. PVI shall troubleshoot the problems and contact the appropriate vendor to resolve problems that cannot be resolved by actions WIRELESS PROVIDER may take on PVI's instruction. During the term of this Agreement, PVI shall provide (i) remote, dial-up System support, on a twenty-four (24) hours per day, seven (7) days per week basis, and (ii) packages, generally containing corrections of known software defects and updates or patches to increase or improve performance and occasionally also containing minor feature enhancements of existing software, relating to a current System. WIRELESS PROVIDER shall provide permanent digital connectivity to each System for the purpose of off-site software revision and maintenance.

         4.02 PROVISIONING. For up to the first six months following installation of the System, PVI shall update and maintain the customer and names data bases in the System based on information provided by End Users directly or through WIRELESS PROVIDER. During that period PVI shall train WIRELESS PROVIDER's personnel in data base update and maintenance procedures. WIRELESS PROVIDER will be responsible for such work after such training period.

         4.03 TRAINING. As part of the installation process, PVI shall provide WIRELESS PROVIDER's personnel with the initial training and instruction as described on Exhibit F attached hereto concerning the operation and use of the System by conducting training sessions at a mutually convenient time at WIRELESS PROVIDER's facility. Any additional training services that are requested by WIRELESS PROVIDER shall be invoiced to WIRELESS PROVIDER in accordance with PVI's then prevailing hourly rates. WIRELESS PROVIDER shall be responsible for all travel and other expenses of its personnel attending such training sessions.

                                 ARTICLE 5. TERM

         The initial term of this Agreement shall be five years. Upon expiration of the initial term specified above, the Agreement shall automatically renew for up to five successive one (1) year terms unless either party gives the other notice of its intention not to renew the license at least sixty (60) days prior to the expiration of the then current term.

                         ARTICLE 6. WARRANTY PROVISIONS

         6.01 GENERAL. PVI warrants that the System will provide Services when properly interconnected to WIRELESS PROVIDER's functioning switches of the types described in Exhibit C (provided, that ANY MODIFICATION OF THE SYSTEM BY ANY PERSONS OTHER THAN PVI SHALL VOID THE WARRANTY IN THIS SECTION 6.01).

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




         6.02 YEAR 2000. PVI warrants that the System delivered or modified by PVI is Year 2000 Compliant (as defined below). Year 2000 Compliant software that is intended to interoperate with third party products as described herein will be compatible and inter-operate in such manner as to process between them, as applicable, date related data correctly as described in the definition of "Year 2000 Compliant." Except as set forth in the preceding sentence, (i) PVI assumes no responsibilities or obligations to cause third party products to function with the System; and (ii) PVI will not be in breach of this warranty for any failure of the System to be Year 2000 Compliant if such failure results from the inability of any software, hardware, or systems of WIRELESS PROVIDER or any third party to be Year 2000 Compliant. "Year 2000 Compliant" means that (a) neither the performance nor functionality of the System will be affected by dates prior to, during and after the year 2000, (b) no value for current date will cause any interruption in the operation of the System; (c) the year 2000 is recognized as a leap year; (d) in all interfaces and data storage the century, in any date, is specified either explicitly or by unambiguous algorithms or inferencing rules; and (e) date-based functionality of the System behaves and will behave consistently for dates prior to, during and after the year 2000.

                             ARTICLE 7. TERMINATION

         7.01 CAUSE FOR TERMINATION. This Agreement shall terminate automatically and without further notice upon the occurrence of expiration of the term, specified in Article 5 or of any renewal term in the absence of a subsequent renewal in accordance with the terms of this Agreement. PVI may terminate this Agreement in the event that revenue sharing payments to PVI are less than $2000 per System per month for three consecutive months, unless WIRELESS PROVIDER pays PVI the shortfall. In addition, either party may terminate this Agreement at any time if (a) the other party breaches any material term hereof and fails to cure such breach within 30 days (or ten days in the case of a failure to pay any sum due) after receipt of written notice,
(b) the other party shall be or becomes insolvent, (c) the other party makes an assignment for the benefit of creditors, (d) there are instituted by the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution, (e) there are instituted against the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution, which proceedings are not dismissed within 60 days, or (f) the other party ceases to do business. As long as WIRELESS PROVIDER continues to pay PVI the fees due pursuant to this Agreement, the WIRELESS PROVIDER shall be permitted to continue to use the System to provide the Services for a period of up to ninety (90) days following termination in order for the WIRELESS PROVIDER to test and install a replacement service.

         7.02 EFFECT OF TERMINATION. WIRELESS PROVIDER agrees that on termination under Section 7.01, PVI may recover all Systems that have been installed. Upon termination of the license, PVI's obligations under this Agreement shall cease. The termination or expiration of this Agreement shall in no way relieve either party from its obligation to pay the other any sums accrued hereunder prior to such termination or expiration.


MARKETING AGREEMENT - Page 4




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                              ARTICLE 8. INSURANCE

         Each party hereto shall maintain, during the term of this Agreement, the following insurance coverage as well as all other insurance required by law in the jurisdictions where the work is performed: (a) workers compensation and related insurance as required by law; (b) employer's liability insurance with a limit of at least five hundred thousand ($500,000) dollars for each occurrence;
(c) comprehensive general liability insurance, with a limit of at least one million ($1,000,000) dollars per occurrence; and (d) comprehensive motor vehicle liability insurance with limits of at least one million ($1,000,000) dollars for bodily injury including death, to any one person, three hundred thousand ($300,000) dollars for each occurrence of property damage, and one million ($1,000,000) dollars for each occurrence. Each party shall (i) furnish the other prior to the start of the relevant work, if requested by the other, certificates or adequate proof of the insurance required by this Section and (ii) notify the other in writing at least thirty (30) days prior to cancellation of or any material change in the policy. Notwithstanding the above, each party shall have the option where permitted by law to self-insure any or all of the foregoing.

                            ARTICLE 9. MISCELLANEOUS

         9.01 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT ANY CONFLICTS OF LAW RULES OR PRINCIPLES OF THE STATE OF TEXAS THAT WOULD REQUIRE REFERENCE TO THE LAWS OF ANOTHER JURISDICTION SHALL BE DISREGARDED.

         9.02 HEADINGS. Headings used in this Agreement are to facilitate reference only, are not a part of this Agreement, and will not in any way affect the interpretation hereof. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with references thereto, but rather shall be deemed to refer to all other items and matters, that reasonably could fall within the broadest possible scope of such general statement, term or matter.

         9.03 ASSIGNMENT. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and may not be assigned, in whole or in part, by any of the parties to any other person, firm or corporation without the prior written consent thereto by the other party hereto, which consent will not be unreasonably withheld; except that either party may freely assign any or all of its rights and obligations hereunder to any affiliate. An affiliate is (a) an entity that owns all or substantially all of the outstanding stock of the entity so assigning, (b) an entity all or substantially all of whose stock is owned by the entity so assigning, or (c) an entity under common ownership with the entity so assigning. Such assignee entity shall thereupon be free to assign the rights and obligations under this Agreement to any other affiliate. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.


MARKETING AGREEMENT - Page 5




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         9.04 FAILURE OR PARTIAL EXERCISES.  No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any right or remedy hereunder exclude any other or further exercise thereof or the exercise of any other right hereunder.

         9.05 ENTIRE AGREEMENT, Amendments. This Agreement and all schedules and exhibits annexed hereto constitute the entire agreement among the parties respecting the subject matter hereof and supersedes all prior agreements among the parties relative to the subject matter hereof. In entering this Agreement, WIRELESS PROVIDER did not rely on any representations or warranties of PVI or its employees or agents other than those set forth in this Agreement. This Agreement may not be modified or amended except by a writing that states that it is an amendment to this Agreement and which is signed by duly authorized representative of the parties.

         9.06 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched either (i) by hand delivery, (ii) by facsimile transceiver, with confirming letter mailed promptly thereafter by first class mail, postage prepaid, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in the United States, in any case, addressed to the addresses set forth on the signature page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by facsimile as aforesaid, notices given as herein provided shall be considered to have been received at the beginning of recipient's next business day following their confirmed transmission; otherwise, notices shall be considered to have been received only upon delivery or attempted delivery during normal business hours.

         9.07 PARTIAL INVALIDITY. If any clause or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the parties to this Agreement that in lieu of each clause or provision of this Agreement that is held to be illegal, invalid, or unenforceable, there be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

         9.08 ATTORNEYS FEES. The prevailing party in any litigation, arbitration or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

         9.09 FORCE MAJEURE. No party hereto shall be liable for delay or default in performing hereunder, other than a delay or default in payment of any monies due to the other party, if such performance is delayed or prevented by a Force Majeure Condition. "Force Majeure Condition" means any condition or event beyond the reasonable control of the party affected thereby, including fire, explosion, or other casualty, act of God, war or civil disturbance, acts of public enemies, embargo, acts of city, state, local or federal governments in their sovereign, regulatory,

MARKETING AGREEMENT - Page 6




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or contractual  capacity,  labor  difficulties,  and strikes,  but  specifically excluding  a party's  failure  to be Year  2000  Compliant.  If a Force  Majeure
Condition occurs, the party delayed or unable to perform shall give prompt notice of such occurrence to the other party. The party affected by the other party's inability to perform may, after sixty (60) days, elect to either terminate this Agreement or continue performance with the option of extending the terms of the Agreement up to the length of time the Force Majeure Condition endures. The party experiencing the Force Majeure Condition must inform the other party in writing when such a condition ceases to exist. Each party shall, with the cooperation of the other, exercise all reasonable efforts to mitigate the extent of a delay or failure resulting from a Force Majeure Condition.

         9.10 INDEPENDENT CONTRACTOR. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed (a) to give either party the power to direct and control the day-to-day activities of the other, (b) to constitute the parties as partners, joint venturers, owners or otherwise as participants in a joint or common undertaking, or (c) to allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

         9.11 PVI'S USE. WIRELESS PROVIDER shall permit PVI to use its Systems to provide Services to its own end users ("PVI End Users") where efficient networking would be promoted by such use by PVI End Users.

         9.12 CONFIDENTIALITY OF AGREEMENT. The terms of this Agreement shall be maintained in confidence by all parties and may be disclosed only to such of a party's employees or agents having a need to know its terms. No party may disclose the terms to any third party, other than its attorneys, accountants or contractors having a need to know, except as may be required pursuant to a lawfully issued subpoena or other formal demand for the production of information by a court of competent jurisdiction or a regulatory body with jurisdiction over the party. In the event any such demand is made, the party ordered to produce such information shall promptly notify the other party and shall use its best efforts to maintain the confidentiality of such information. If either party determines that this Agreement is a "material contract," that party may file this Agreement with the Securities and Exchange Commission, provided that it notifies the other party at least fifteen (15) days prior to such filing and cooperates with the other party for such treatment.


MARKETING AGREEMENT - Page 7




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Preferred Voice, Inc.                   Midwest Wireless Communications, L.L.C.,
                                        on behalf of itself and its wholly owned subsidiaries and affiliates

By:                                     By:
     -----------------------------           -----------------------------------
Name:                                   Name:
     -----------------------------           -----------------------------------
Title:                                  Title:
     -----------------------------           -----------------------------------
6500 Greenville Avenue                  Address:

Suite 570                               ----------------------------------------

Dallas, Texas 75206                     ----------------------------------------

Fax No.:          214-265-9663          Fax No.:
                                                  ------------------------------
Phone:            214-265-9580          Phone:
                                                  ------------------------------
PV1/MW.Wire1ess.MktgAgrmt.doc


MARKETING AGREEMENT - Page 8




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                                    EXHIBIT A

                              PREFERRED VOICE, INC.

                              PRODUCT DESCRIPTIONS

FLEET CALLING ADVANTAGE            permits any caller dial-up access to a
                                   directory of cellular phones served by
                                   WIRELESS PROVIDER, and the caller may
                                   then speak the name of the person in the Directory with whom he wishes to speak and be connected with that person's cellular phone.

INTELLIGENT CALL SCREENING         gives the subscriber the ability to hear the
                                   voice of the person calling and the option to accept the call or deny the call. Denying the call will automatically send it to voice mail or if the subscriber does not have voice mail, the system will inform the caller that the person is currently unavailable.

SAFETY DIALING is a service that allows the person placing the call to access the WIRELESS PROVIDERS network, dial the assigned access code (such as**) on the keypad, speak a name from his or her directory. That name's programmed number will then be dialed.


















EXHIBIT A - Page 1



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                                    EXHIBIT B
                                    =========

                         HARDWARE CONFIGURATION (24PTS)

                    ITEM                                   DESCRIPTION
                  FTU-2000A                              CUSTOM COMPUTER
                  P llBX40P38                           PENT 11 400MHz CPU
                  P11BX33P38                            PENT 11 333MHz CPU
                    64MO40                                 64MB D1MM RAM
                    FD015                                 3.5" FDD, BLACK
                    HD91S                                 9.1GB HDD, SCS1
                  ALM-1008B-H                             4.3GB HDD, SCS1
                    CDKIT1                                  ALARM BOARD
                    CDT240A                               DUAL SLIM CD-ROM
                    SCSR03                                SLIM LINE CD-ROM
                    MD566A                               JUMPERABLE FAX/MDM
                     MNT40                                  MS WIN NT 4.0
                    240SCT1                                 PORT RESOURCE
                    ANTARES                                 VOICE RESOURCE
                     PRO 2V                                 ALARM RESOURCE
                    PORT FEE                              VOICE REC RESOURCE


         Optional Hardware Components
                                                              48v Inverter
                                                              Master Switch

                  TRAFFIC ENGINEERING

                           USERS                                  PORTS
                            1000                                    11
                            2000                                    20
                            3000                                    26


                      Spares Kit





EXHIBIT B - Page 1



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                                    EXHIBIT C
                                    =========





                     MIDWEST WIRELESS COMMUNICATIONS L.L.C.
                               1015 26TH PLACE NW
                               OWATONNA, MN 55060





EXHIBIT C - Page 1



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                                    EXHIBIT D
                                    =========

                         FORM OF ACCEPTANCE CERTIFICATE
                         ==============================

         The undersigned, an authorized representative of ______________________ ____________________________, a _______________________ corporation, on behalf of itself and its wholly owned subsidiaries and affiliates ("WIRELESS PROVIDER") , in his/her capacity as ______________________, does hereby certify that (a) the testing period (as such term is defined in the Software License Agreement, dated as of ______________________, 1999 (the "Agreement"), by and between Pre-ferred Voice, Inc. ("PVI") and WIRELESS PROVIDER with respect to the System (as defined in the Agreement) purchased or licensed by WIRELESS PROVIDER has been successfully completed, (b) the System satisfies the requirements of the Specifications (as defined in the Agreement) and (c) the System is hereby accepted by WIRELESS PROVIDER.

Date:
     -----------------------------      ----------------------------------------
                                        By:
                                             -----------------------------------
                                        Printed Name:
                                             -----------------------------------

EXHIBIT D - Page 1




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                                    EXHIBIT E
                                    =========

                              REVENUE SHARING FEES
                              ====================



[Confidential Treatment Requested]** OF THE FIRST [Confidential Treatment Requested]** IN REVENUE FOR EACH SYSTEM

[Confidential   Treatment  Requested]**  OF  THE  NEXT  [Confidential  Treatment
Requested]** IN REVENUE FOR EACH SYSTEM

[Confidential Treatment Requested]** OF ALL REVENUE IN EXCESS OF [Confidential Treatment Requested]** FOR EACH SYSTEM

         For purposes of this Agreement, Revenue shall equal the greater of

         (a) the amount that would have been received by Wireless Carrier if the charges set forth in the Exhibit E-1 had been charged to each subscriber using one of the Services described in Exhibit E-1 except that if WIRELESS PROVIDER is offering reduced rates -or free service as part of a promotion, only a new subscribers actual revenue need be accrued for the promotion during the first 30 days of service to the new subscriber, or

         (b) the actual revenue received from subscribers using a Service offered by means of a System, excluding sales and use taxes, interest, late charges and shipping and handling fees.








EXHIBIT E - Page 1



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                                   EXHIBIT E-1
                                   ===========



                    Service                          Monthly Fees
--------------------------------------------------------------------------------
         Fleet Calling Advantage                  [Confidential Treatment
                                                  Requested]**


         Intelligent Call Screening               [Confidential Treatment
                                                  Requested]**


         Safety Dialing                           [Confidential Treatment
                                                  Requested]**


EXHIBIT E-1 - Page 1



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                                    EXHIBIT F
                                    =========

                                    TRAINING

1.       SERVICES TRAINING-
         O        Target Audience
                  - Product Manager
                  - Product Marketing
         o        Contents
                  -  Complete  review  of  each  PVI  service   description  and
                     application
                  -  Market Position
                  -  Target Market

2.       SYSTEM INSTALLATION AND MAINTENANCE TRAINING-
         Installation
         o        Hardware Installation
         o        T-1 Configuration
         o        VIP Programming
                  - SCC
                  - DID
         Maintenance
         o        Alarm Systems
         o        Hardware Replacement
         o        Hardware Expansion

3.       PROVISIONING







EXHIBIT F - Page 1